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Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 9, 2001 relating to the financial statements of RightCHOICE Managed Care Inc., which appears in RightCHOICE Managed Care Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000.

/s/ PricewaterhouseCoopers LLP

St. Louis, Missouri
January 29, 2002

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CONSENT OF INDEPENDENT ACCOUNTANTS